                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                webMethods, Inc.
                                ----------------
             (Exact name of Registrant as Specified in Its Charter)

                                    Delaware
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   54-1807654
                                   ----------
                      (I.R.S. Employer Identification No.)

                   3930 Pender Drive, Fairfax, Virginia 22030
                   ------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                       webMethods, Inc. Stock Option Plan

                      Active Software, Inc. 1996 Stock Plan

                     Active Software, Inc. 1996A Stock Plan

                      Active Software, Inc. 1999 Stock Plan

             Active Software, Inc. 1999 Employee Stock Purchase Plan

                   TransLink Software, Inc. Stock Option Plan

                       Alier, Inc. 1997 Stock Option Plan

                       Alier, Inc. 1996 Stock Option Plan
                       ----------------------------------
                            (Full Title of the Plan)

                               Mr. Phillip Merrick
                             Chief Executive Officer
                                webMethods, Inc.
                                3930 Pender Drive
                             Fairfax, Virginia 22030
                             -----------------------
                     (Name and Address of Agent of Service)

                                 (703) 460-2500
                                 --------------
          (Telephone Number, including Area Code, of Agent of Service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                                                 Proposed Maximum        Proposed Maximum
 Title of Securities      Amount to be          Offering Price per      Aggregate Offering        Amount of
   to be Registered        Registered                 Share                   Price           Registration Fee
--------------------------------------------------------------------------------------------------------------
     Common Stock,       14,494,329 shares (1)      $96.50 (2)           $1,398,702,749          $369,258
 par value $.01 per
        share
--------------------------------------------------------------------------------------------------------------

(1) Includes 10,000,000 additional shares reserved for future issuance upon exercise of stock options to be granted under the Registrant's Stock Option Plan pursuant to increases in the number of shares of common stock reserved for issuance under the plan approved on August 15, 2000. Also includes 4,494,329 shares subject to Active Software's options, 84,265 of which were issued pursuant to the Active Software, Inc. 1996 Stock Plan, 2,265,745 of which were issued pursuant to the Active Software, Inc. 1996A Stock Plan, 1,975,198 of which were issued pursuant to the Active Software, Inc. 1999 Stock Plan, 70,000 of which were issued pursuant to the Active Software, Inc. 1999 Employee Stock Purchase Plan, 41,327 of which were issued pursuant to the TransLink Software, Inc. Stock Option Plan, 17,349 of which were issued pursuant to the Alier, Inc. 1996 Stock Option Plan and 40,445 of which were issued pursuant to the Alier, Inc. 1997 Stock Option Plan, all of which were assumed by the Registrant on August 15, 2000, in connection with the Registrant's acquisition of Active Software, Inc.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended and based upon the average of the high and low prices reported on the Nasdaq National Market on August 15, 2000.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the Active Software, Inc. 1996 Stock Plan, Active Software, Inc. 1996A Stock Plan, Active Software, Inc. 1999 Stock Plan, Active Software, Inc. 1999 Employee Stock Purchase Plan, TransLink Software, Inc. Stock Option Plan, Alier, Inc. 1997 Stock Option Plan and Alier, Inc. 1996 Stock Option Plan, pursuant to rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents by Reference.

         webMethods, Inc. (the "Registrant") is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

         (a) The Registrant's annual report on Form 10-K for the year ended March 31, 2000, filed on June 29, 2000, filed pursuant to
                  Section 13(a) or 15(d) of the Exchange Act, which contains audited financial statements for the Registrant's latest fiscal year;

         (b) The Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2000, filed on August 14, 2000;

         (c)      Current Reports on Form 8-K, dated May 24, 2000; and

         (d) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A, filed with the Commission under section 12 of the Exchange Act on February 10, 2000, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Item 4.  Description of securities.

                           Not applicable.

         Item 5.  Interests of Named Experts and Counsel.

                  Shaw Pittman, a law partnership including professional corporations that is located in McLean, Virginia, is outside counsel for the Registrant and will pass upon the validity of the shares offered hereunder. Jack L. Lewis, whose professional corporation is a member of Shaw

         Pittman, serves as a member of the Registrant's Board of Directors and is the corporate secretary. Mr. Lewis beneficially owns 464,656 shares of the Registrant's common stock. other individuals, whose professional corporations are members of Shaw Pittman, beneficially own an aggregate of 7,309 shares of the Registrant's common stock.

         Item 6.  Indemnification of Directors and Officers.

                  Article Seven of the Registrant's Fifth Amended and Restated Certificate of Incorporation, as amended (the "Charter"), provides for the indemnification of directors to the fullest extent permissible under Delaware law.

                  Article Six of the Registrant's Amended and Restated Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

                  Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

                  In addition to indemnification provided for in the registrant's Amended and Restated bylaws, the registrant has entered into indemnification agreements with its directors and executive officers to provide additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Charter and to provide additional procedural protections.

         Item 7.  Exemption from Registration Claimed.

                           Not applicable

         Item 8.  Exhibits.

                  The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference.

         Item 9.  Undertakings.
                  1.       The Registrant hereby undertakes:

                           (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax, Virginia, on the 16th day of August, 2000.

                                   WEBMETHODS, INC.


                                   By:  /s/ PHILLIP MERRICK
                                       ----------------------------
                                         Phillip Merrick
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of webMethods, Inc., hereby severally constitute and appoint Phillip Merrick and Mary Dridi and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorney, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, the registration statement on Form S-8 filed with the Securities and Exchange Commission, and any or all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to rule 462(b) under the Securities Act in connection with the registration under the Securities Act of equity securities of webMethods, Inc. and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

          Signature                                      Title                                 Date
          ---------                                      -----                                 ----
 /s/ PHILLIP MERRICK                        Chairman of the Board, President and         August 16, 2000
---------------------------                 Chief Executive Officer
Phillip Merrick


 /s/ MARY DRIDI                             Chief Financial Officer and Treasurer        August 16, 2000
---------------------------
Mary Dridi


 /s/ ROBERT E. COOK                         Director                                     August 16, 2000
---------------------------
Robert E. Cook


 /s/ CHASE BAILEY                           Director                                     August 16, 2000
---------------------------
Chase Bailey


 /s/ GENE RIECHERS                          Director                                     August 16, 2000
---------------------------
Gene Riechers

 /s/ JACK L. LEWIS                          Director                                     August 16, 2000
---------------------------
Jack L. Lewis


                                            Director                                     August __, 2000
---------------------------
Michael J. Levinthal


 /s/ ROBERT T. VASAN                        Director                                     August 16, 2000
---------------------------
Robert T. Vasan


                                            Director                                     August __, 2000
---------------------------
Dennis H. Jones


/s/ R. JAMES GREEN                          Director                                     August 16, 2000
---------------------------
R. James Green


/s/ JAMES P. GAUER                          Director                                     August 16, 2000
---------------------------
James P. Gauer

                                  EXHIBIT INDEX

Exhibit No.                                      Description
-----------                                      -----------
4.1*              Fifth Amended and Restated Certificate of Incorporation of the Registrant
4.2               Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of the
                  Registrant
4.3               webMethods, Inc. Amended and Restated Stock Option Plan
4.4               Active Software, Inc. 1996 Stock Plan
4.5               Active Software, Inc. 1996A Stock Plan
4.6               Active Software, Inc. 1999 Stock Plan
4.7               Active Software, Inc. 1999 Directors' Stock Option Plan
4.8               Active Software, Inc. 1999 Employee Stock Purchase Plan
4.9               TransLink Software, Inc. Stock Option Plan
4.10              Alier, Inc. 1997 Stock Option Plan
4.11              Alier, Inc. 1996 Stock Option Plan
5.1               Opinion of Shaw Pittman
23.1              Consent of Shaw Pittman (included in Exhibit 5.1)
23.2              Consent of PricewaterhouseCoopers LLP
24.1              Power of Attorney (included on the signature page of this Registration Statement)


* Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-91309)